Iveric Bio Announces Positive Topline Data from Zimura GATHER2 Phase 3 Clinical Trial in Geographic Atrophy

-Primary Endpoint Met with 14.3% Reduction (p-value = 0.0064) in Mean Rate of Growth (Slope) in GA Area Over 12 Months Using Square Root Transformation; 17.7% Reduction (p-value = 0.0039) Using Observed GA Area -

-Statistically Significant Result with Favorable Safety Profile -

-Post-hoc Analysis of U.S. Patients: 25.5% Reduction (p-value = 0.0037) Using Square Root Transformation; 32.0% Reduction (p-value = 0.0033) Using Observed GA Area -

-Plan to Submit New Drug Application to the FDA by the End of the First Quarter 2023 -

-Conference Call and Webcast Today, September 6, 2022 at 8:00am ET -

Parsippany, New Jersey – September 6, 2022-- IVERIC bio, Inc. (Nasdaq: ISEE) today announced positive topline results from GATHER2, the Company’s second Phase 3 clinical trial of Zimura® (avacincaptad pegol), a novel investigational complement C5 inhibitor, for the treatment of geographic atrophy (GA). GATHER2 met its prespecified primary endpoint of mean rate of growth (slope) in GA area at 12 months with statistical significance and a favorable safety profile.
“We are thrilled to see for the first time an investigational therapy with a statistically significant reduction in the rate of GA progression at the 12-month primary endpoint across two Phase 3 clinical trials,” stated Glenn P. Sblendorio, Chief Executive Officer of Iveric Bio. “The results from GATHER1 and GATHER2 and our Special Protocol Assessment with the FDA provide the basis for an NDA, which we are planning to submit by the end of first quarter of 2023. We look forward to engaging with the FDA throughout the review process. I want to thank the many patients, physicians and their staffs for their participation in the Zimura clinical program along with the employees of Iveric Bio for their dedication to achieve this important milestone.”
Safety Overview
In GATHER2, there were no events of endophthalmitis, no intraocular inflammation events, and no ischemic optic neuropathy events through month 12. The most frequently reported ocular adverse events were related to the injection procedure.
The incidence of choroidal neovascularization (CNV) in the study eye through month 12 was 15 patients (6.7%) in the Zimura 2 mg group and 9 patients (4.1%) in the sham control group. Similar to GATHER1, the Company’s first Phase 3 clinical trial of Zimura in GA, an independent masked reading center assessed the CNV cases in GATHER2 at the 12-month timepoint for exudative macular neovascularization (eMNV) and non-exudative macular neovascularization (neMNV). The accompanying table summarizes this analysis:

Month 12	eMNV* (%)	neMNV* (%)	Peripapillary CNV	Total CNV
Zimura 2mg (N=225)	11 (4.9%)	1 (0.5%)	3 (1.3%)	15 (6.7%)
Sham (N=222)	7 (3.2%)	0	2 (0.9%)	9 (4.1%)
*    Please reference the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 4, 2022 for the assessment criteria.
Efficacy Overview
The pre-specified primary endpoint, mean rate of growth (slope) in GA area over 12 months, was measured by fundus autofluorescence (FAF) based on readings at three time points (baseline, month 6, and month 12) and was calculated using the square root transformation of the GA area. The FAF images were assessed by an independent masked reading center. The Company also analyzed the mean rate of growth (slope) in GA area without square root transformation (observed GA area). Detailed data for the primary endpoint and observed GA analysis are shown in the accompanying table:

Mean Rate of Growth (Slope) in GA Area from Baseline to Month 12

MMRM Analysis (mixed model of repeated measures)	Zimura 2 mg (N = 225)	Sham (N = 222)	Difference	% Difference	P-Value
Mean Rate of GA Growth (Slope) (mm) (Square Root Transformation)	0.336	0.392	0.056	14.3%	0.0064(a)
Mean Rate of GA Growth (Slope) (mm2) (Observed)	1.745	2.121	0.376	17.7%	0.0039(b)
(a) Pre-specified primary endpoint; statistically significant.
(b) Descriptive p-value.

The Company also analyzed the mean change in GA area from baseline to month 12 in GATHER2 using a point analysis, which was the pre-specified primary endpoint in GATHER1. This analysis was performed based on FAF readings at the same three time points as the primary efficacy analysis (baseline, month 6, and month 12) using the square root transformation and the observed GA area. The results for the 12-month point analysis were consistent with the slope analysis. Details are provided in the accompanying supplement.
“Geographic Atrophy is a devastating and life-altering disease that severely impacts my patients, limiting their ability to drive, read and see the faces of friends and family,” stated Arshad M. Khanani, MD, MA, FASRS, Director of Clinical Research at Sierra Eye Associates, Reno, Nevada. “In addition to GATHER1, GATHER2 also meeting the primary efficacy endpoint is great news for patients suffering from geographic atrophy. Additionally, I am impressed with the safety profile of Zimura in both the GATHER1 and GATHER2 trials, as safety is critically important when evaluating potential treatment options.”
As part of the pre-specified statistical analysis plan for GATHER2, the Company also analyzed the mean rate of growth (slope) in GA area for Zimura 2 mg as compared to sham for pre-specified patient subgroups based on baseline lesion size, baseline visual acuity, baseline autofluorescence pattern, age, and gender. Zimura 2 mg showed a reduction in the mean rate of growth (slope) in GA area for all analyzed subgroups.

The pre-specified supportive endpoints in GATHER2 included the mean change in best corrected visual acuity (BCVA) and the mean change in low luminance best corrected visual acuity (LL BCVA) from baseline to month 12. For BCVA, a favorable trend for Zimura 2 mg was observed consistent with GATHER1. For LL BCVA, a favorable trend was not observed.
Additional Efficacy Analysis
In a post-hoc analysis of GATHER2, the Company analyzed the reduction in mean rate of growth (slope) in GA area over 12 months for patients receiving Zimura by geographic region (U.S. versus rest of world). The reduction for patients receiving Zimura in the U.S. was 25.5% (descriptive p-value = 0.0037) using square root transformation and 32.0% (descriptive p-value = 0.0033) using observed GA area. Patients in the U.S., who accounted for 42.7% of enrolled patients, had a mean baseline lesion size that was 13% smaller than patients outside the U.S. The Company’s preliminary hypothesis for regional variation is disease stage. The Company previously hypothesized that Zimura may be more impactful in earlier stages of GA, based on post-hoc analysis of the GATHER1 data. Consistent with this finding, patients in the U.S. in GATHER2 may have been recruited at an earlier stage of the disease as evidenced by the smaller baseline lesion size. The Company plans to continue to explore this hypothesis.
“We are delighted that both GATHER1 and GATHER2 have met their primary endpoint with statistical significance and a consistently favorable safety profile,” said Pravin U. Dugel, MD, President of Iveric Bio. “We believe Zimura has the potential to benefit GA patients by altering the natural course of their disease. With our GATHER2 SPA agreement, we plan to submit our NDA as expeditiously as possible. Our highest priority now is to make Zimura available to physicians and their patients as soon as possible.”
Attached to this press release is a supplement containing tables summarizing the 12-month efficacy and safety data from the GATHER1 and GATHER2 clinical trials. The Company plans to make additional supportive information regarding the GATHER2 topline results available in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.
GATHER2 results are scheduled for presentation at the American Academy of Ophthalmology Annual Meeting (AAO 2022) beginning on September 30, 2022 in Chicago, Illinois.
About Geographic Atrophy
Age-related macular degeneration (AMD) is the major cause of moderate and severe loss of central vision in aging adults, affecting both eyes in the majority of patients. The macula is a small area in the central portion of the retina responsible for central vision. As AMD progresses, the loss of retinal cells and the underlying blood vessels in the macula results in marked thinning and/or atrophy of retinal tissue. Geographic atrophy, the advanced stage of AMD, leads to further irreversible loss of vision in these patients. There are currently no U.S. Food and Drug Administration (FDA) or European Medicines Agency (EMA) approved treatment options available for patients with geographic atrophy.

About Zimura
Zimura (avacincaptad pegol) is an investigational drug not approved in any country. Zimura is a novel complement C5 protein inhibitor. Overactivity of the complement system and the C5 protein are suspected to play a critical role in the development and growth of scarring and vision loss associated with geographic atrophy (GA) secondary to age-related macular degeneration (AMD). By blocking the activity of C5, Zimura may decrease activity of the complement system that causes the degeneration of retinal cells and potentially slow the progression of GA.

About the GATHER Clinical Trials
The Company previously reported that Zimura met its primary endpoint in the completed international, randomized, double-masked, sham-controlled, multicenter GATHER1 clinical trial, in which 286 patients with GA were enrolled. In GATHER2, 448 participants were enrolled in the international, randomized, double-masked, sham-controlled, multicenter clinical trial to measure the efficacy and safety of monthly 2 mg intravitreal administration of Zimura in patients with GA. For the first 12 months, patients were randomized to receive either Zimura 2 mg or sham monthly. At 12 months, participants in the Zimura arm were re-randomized to either receive Zimura 2mg once monthly or every other month until month 23 of the study. The final evaluation will take place at month 24.

About Iveric Bio
Iveric Bio is a science-driven biopharmaceutical company focused on the discovery and development of novel treatments for retinal diseases with significant unmet medical needs. The Company is committed to having a positive impact on patients’ lives by delivering high-quality, safe and effective treatments designed to address debilitating retinal diseases including earlier stages of age-related macular degeneration. For more information on the Company, please visit www.ivericbio.com.

Iveric Bio Conference Call/Web Cast Information
Iveric Bio’s management team will host a conference call/webcast today at 8:00 a.m. Eastern Time to discuss the positive Zimura GATHER2 data. To participate in the conference call, dial 1-888-317-6003 (USA) or 1-412-317-6061 (International), passcode 5213988. A live, listen-only audio webcast of the conference call can be accessed on the Investors section of the Iveric Bio website at www.ivericbio.com. A replay will be available approximately two hours following the live call for two weeks. The replay number is 1-877-344-7529 (USA Toll Free), passcode 5014160.

Forward-looking Statements
Any statements in this press release about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, the Company’s forward looking statements include statements about its expectations regarding the robustness and clinical relevance of the clinical data from its GATHER1 and GATHER2 trials of Zimura in geographic atrophy, its development and regulatory strategy for Zimura, including its ability to use the data from the GATHER1 and GATHER2 clinical trials for purposes of seeking regulatory approval of Zimura for geographic atrophy and its plans to submit a new drug application to the U.S. Food and Drug Administration, its hypotheses regarding exploratory post-hoc analyses of the GATHER1 and GATHER2 results and the potential impact of Zimura on earlier stages of disease, and the potential utility of Zimura in treating geographic atrophy. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to expectations for regulatory matters, interpretation of clinical trial results by the scientific and medical community, developments from the Company’s competitors and the marketplace for the Company’s products, and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Investor Contact:
Kathy Galante
Senior Vice President, Investor Relations
kathy.galante@ivericbio.com

or
Media Contact:
Jeannie Neufeld
Senior Director, Public Relations & Communications
jeannie.neufeld@ivericbio.com
SUPPLEMENT
GATHER1 and GATHER2 12-Month Results
The accompanying tables contain the 12-month results for GATHER1 (Zimura 2 mg group as compared to its sham group) and GATHER2 (Zimura 2 mg group as compared to sham).
Efficacy Results
The efficacy results presented provide both (A) the mean rate of change in GA area from baseline to month 12 using a point analysis and (B) the mean rate of growth (slope) in GA area over 12 months. These results are provided using both the square-root transformation and the observed GA areas.
GATHER1

MMRM Analysis	Zimura 2 mg (N = 67)	Sham (N = 110)	Difference	% Difference	P-Value
Sq. Rt. Transformation
Mean Change in GA Area (mm)	0.292	0.402	0.110	27.4%	0.0072(a)
Mean Rate of GA Growth (Slope) (mm)	0.283	0.392	0.109	27.7%	0.0063(b)
Observed Area
Mean Change in GA Area (mm2)	1.592	2.290	0.697	30.5%	0.0059(b)
Mean Rate of GA Growth (Slope) (mm2)	1.221	1.889	0.668	35.4%	0.0050(b)
The estimates for the GATHER1 Zimura 2 mg group vs. sham are from the MMRM model, drawing on all available data, including data from groups with different randomization ratios in Part 1 and Part 2 of the trial, and should not be interpreted as directly observed data.

GATHER2

MMRM Analysis	Zimura 2 mg (N = 225)	Sham (N = 222)	Difference	% Difference	P-Value
Sq. Rt. Transformation
Mean Change in GA Area (mm)	0.333	0.392	0.059	15.0%(c)	0.0056(b)
Mean Rate of GA Growth (Slope) (mm)	0.336	0.392	0.056	14.3%	0.0064(a)
Observed Area
Mean Change in GA Area (mm2)	1.936	2.341	0.405	17.3%	0.0027(b)
Mean Rate of GA Growth (Slope) (mm2)	1.745	2.121	0.376	17.7%	0.0039(b)
Explanatory notes - in the above presentation:
(a)     Indicates pre-specified primary endpoint; statistically significant;
(b)     Indicates descriptive p-value; and
(c)     The reduction at 6 months for patients receiving Zimura was 14.1% (descriptive p-value = 0.0293).

Safety Results
The safety results presented provide data for the following adverse events of interest in the study eye: (1) endophthalmitis, (2) intraocular inflammation events, (3) ischemic optic neuropathy events, and (4) choroidal neovascularization cases (eMNV, neMNV, peripapillary CNV and total CNV), in each case, through month 12. Please reference the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on April 4, 2022 for the CNV assessment criteria.
Reported Adverse Events of Interest

	Endophthalmitis	Intraocular Inflammation	Ischemic Optic Neuropathy
GATHER1
Zimura 2 mg (N=67)	0	1*	0
Sham (N = 110)	0	0	0
GATHER2
Zimura 2mg (N=225)	0	0	0
Sham (N=222)	0	0	0
*    Transient and mild; reported as related to injection procedure.

Reported Choroidal Neovascularization Cases

	eMNV (%)	neMNV (%)	Peripapillary CNV (%)	Total CNV (%)
GATHER1
Zimura 2 mg (N=67)	4 (6.0%)	2 (3.0%)	0	6 (9.0%)
Sham (N = 110)	*	*	*	3 (2.7%)
GATHER2
Zimura 2mg (N=225)	11 (4.9%)	1 (0.5%)	3 (1.3%)	15 (6.7%)
Sham (N=222)	7 (3.2%)	0	2 (0.9%)	9 (4.1%)
*     Not available.